UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EKSPORTFINANS ASA

(Exact name of registrant as specified in its charter)

Kingdom of Norway	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Dronning Mauds gate 15
N-0250 Oslo
Norway
(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered:	each class is to be registered:
11% Enhanced Yield Securities Linked to the Claymore YieldStreamSM 20 Series 2007-A due April 30, 2008	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file number to which this form relates: 333-140456

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.      Description of Registrant’s Securities to be Registered.

Eksportfinans ASA hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated February 5, 2007 under “Description of debt securities” filed with the Commission on February 5, 2007 and in the Prospectus Supplement dated February 5, 2007 under “Description of debt securities” filed with the Commission on February 5, 2007 pursuant to Rule 424(b)(2), and in the Pricing Supplement dated as of April 30, 2007 under “Specific terms of the securities” and “Additional information” to be filed with the Commission pursuant to Rule 424(b)(5), in connection with the Registration Statement on Form F-3 File No. 333-140456 filed on February 5, 2007.

Item 2.      Exhibits.

Not applicable.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Eksportfinans ASA (Registrant)

By:	/S/ TOR F. JOHANSEN
	Name: Title:	Tor F. Johansen President and Chief Executive Officer

Date: May 1, 2007